Exhibit 99.1

Intelligent Bio Solutions Inc. Announces QabasTech as Exclusive Distributor in Saudi Arabia

New York, July 24, 2024 – Intelligent Bio Solutions Inc. (Nasdaq: INBS) (“INBS” or the “Company”), a medical technology company delivering intelligent, rapid, non-invasive testing solutions, today announced QabasTech (“Qabas”) as its exclusive distributor in Saudi Arabia. This partnership marks further growth for INBS in the country, aligning with its ambitious infrastructure projects and commitment to improving public safety.

Qabas is a leading technology provider in Saudi Arabia with a strong reputation for providing high-quality products and services across various sectors. With a deep understanding of the local market and a commitment to excellence, Qabas is well-positioned to drive the adoption of INBS’ innovative drug screening solution in the country.

“We are very pleased to partner with Qabas as our exclusive distributor in Saudi Arabia,” said Harry Simeonidis, President and CEO at INBS. “This collaboration will enable us to bring our innovative drug screening solution to a market actively seeking effective methods to combat drug abuse. Our Intelligent Fingerprinting Drug Screening System will support Saudi Arabia’s efforts to maintain safety and security across various sectors.”

In recent years, the Saudi Arabian government has launched strict crackdowns on drugs, resulting in numerous arrests and seizures, highlighting the urgency of addressing drug-related issues within the country. The drug screening market in Saudi Arabia presents significant opportunities for INBS, particularly in sectors such as government, military, police, and drug rehabilitation centers.

About Intelligent Bio Solutions Inc.

Intelligent Bio Solutions Inc. (NASDAQ: INBS) is a medical technology company delivering innovative, rapid, non-invasive testing solutions. The Company believes that its Intelligent Fingerprinting Drug Screening System will revolutionize portable testing through fingerprint sweat analysis, which has the potential for broader applications in additional fields. Designed as a hygienic and cost-effective system, the test screens for recent use of drugs commonly found in the workplace, including opiates, cocaine, methamphetamine, and cannabis. With sample collection in seconds and results in under ten minutes, this technology would be a valuable tool for employers in safety-critical industries. Additionally, the Company’s biosensor platform has the potential to test for various indications, ranging from immunological conditions to communicable diseases. The Company’s current customer segments include construction, manufacturing and engineering, transport and logistics firms, drug treatment organizations, and coroners.

For more information, visit: http://www.ibs.inc/

Forward-Looking Statements:

Some of the statements in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which involve risks and uncertainties. Forward-looking statements in this press release include, without limitation, Intelligent Bio Solutions Inc.’s ability to successfully develop and commercialize its drug and diagnostic tests, realize commercial benefit from its partnerships and collaborations, and secure regulatory approvals, among others. Although Intelligent Bio Solutions Inc. believes that the expectations reflected in such forward-looking statements are reasonable as of the date made, expectations may prove to have been materially different from the results expressed or implied by such forward-looking statements. Intelligent Bio Solutions Inc. has attempted to identify forward-looking statements by terminology, including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors, included in Intelligent Bio Solutions’ public filings filed with the Securities and Exchange Commission. Any forward-looking statements contained in this release speak only as of its date. Intelligent Bio Solutions undertakes no obligation to update any forward-looking statements contained in this release to reflect events or circumstances occurring after its date or to reflect the occurrence of unanticipated events.

Company Contact:

Intelligent Bio Solutions Inc.

info@ibs.inc

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Investor & Media Contact:

Valter Pinto, Managing Director

KCSA Strategic Communications

PH: (212) 896-1254

INBS@kcsa.com